EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT


                                                                      State or Other
                                                                      Jurisdiction of           Percentage
                                                                       Incorporation             Ownership
Parent                                                                ----------------           ----------
-------
First Federal Bancorporation                                           Minnesota                    N/A


Subsidiary (1)
----------

First Federal Bank                                                     United States                100%


Subsidiaries of First Federal Bank (1)
----------------------------------

First Federal Service Corporation                                      Minnesota                    100%

____________
(1) The assets, liabilities and operations of the subsidiaries are included in the consolidated financial statements contained in the Annual Report to Stockholders attached hereto as an exhibit.